Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2014 Third Quarter Results
Reports Record Revenue of $90.3 million and EBITDA of $3.1 million

BRENTWOOD, TN, (November 6, 2014) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the third quarter ended September 30, 2014. The Company's revenue grew to $90.3 million, an increase of 39.8% year-over-year.
On November 5, 2014, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of December 31, 2014, to be paid on January 14, 2015.
Third Quarter 2014 Highlights

•
Net revenue increased 39.8% to $90.3 million in the third quarter of 2014 from $64.6 million in the third quarter of 2013, primarily due to the operations of 17 nursing centers acquired during 2013 and 2014.

•	Excluding professional liability expense, facility-level operating income increased 65.9% to $17.3 million in the third quarter of 2014 from $10.4 million in the third quarter of 2013.

•	General and administrative expenses decreased as a percentage of revenues to 6.2% in the third quarter of 2014 from 7.7% in the third quarter of 2013.

•	EBITDA increased to $3.1 million in the third quarter of 2014 compared to $(1.2) million in 2013.
CEO Remarks

Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “This quarter marks a full year after we initiated our restructuring activities in 2013, which included the expenses related to rightsizing our overhead structure in connection with our exit of Arkansas. Our results this quarter continue to demonstrate the substantial momentum we have created through our ongoing execution of our strategic initiatives. The results show record levels of revenue in excess of $90 million as well as strong EBITDA growth in excess of $4 million compared to last year."
Mr. Gill continued, “We take pride in the fact that we have been able to report these financial results while also continuing to drive our quality delivery metrics to industry-leading levels within our peer group. I believe this is a reflection of the effectiveness of our operating platform and on the capability of our operations team to implement our strategic plan while remaining focused on our core mission, which begins with improving every life we touch."
Other Highlights for the Third Quarter 2014
The following table summarizes key revenue and census statistics for continuing operations for each period. All financial information and statistics exclude the West Virginia nursing centers which have been classified as discontinued operations for all periods ended September 30, 2014.

	Three Months Ended September 30,
	2014	2013
Skilled nursing occupancy	77.2%	75.1%
As a percent of total census:
Medicare census	12.3%	10.8%
Managed Care census	3.4%	2.9%
As a percent of total revenues:
Medicare revenues	29.2%	26.6%
Medicaid revenues	48.6%	54.6%
Managed Care revenues	6.6%	5.7%
Average rate per day:
Medicare	$446.75	$429.23
Medicaid	$161.43	$156.85
Managed Care	$384.45	$379.52

Patient Revenues
Patient revenues were $90.3 million for the three months ended September 30, 2014, as compared to $64.6 million in the three months ended September 30, 2013. This increase is primarily attributable to the acquisition of new facilities during the period. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Three Months Ended September 30,
	2014	2013	Change
Same-store revenue	$61,709	$57,514	$4,195
2013 acquisition revenue	18,593	7,117	11,476
2014 acquisition revenue	10,029	—	10,029
Total revenue	$90,331	$64,631	$25,700

The overall increase in revenue of $25.7 million is primarily attributable to revenue contributions from acquisition activity in 2013 of $11.5 million, as well as the $10.0 million contribution from the seven newly leased nursing centers in 2014.
The same-store revenues increased by $4.2 million in 2014 compared to the same period in 2013 primarily attributable to improved census. The largest driver for the increase in same-store revenues is the increase in Medicare census which increased 7.5% resulting in a $1.0 million increase in revenues for the three months ended September 30, 2014, as compared to the same period in 2013. Managed Care average daily census increased 18.5% resulting in a revenue increase at our same-store nursing centers of $0.6 million. Additionally, Medicaid census increased slightly in 2014 compared to the same period in 2013, resulting in an increase of $0.1 million to revenues. These increases were offset by a decline in private pay census during the period which resulted in a decrease of $0.5 million for the three months ended September 30, 2014 compared to the same period in 2013.
The average Medicare rate per patient day at same-store nursing centers for the three months ended September 30, 2014 increased 3.4% compared to the same period in 2013, resulting in an increase in revenue of $0.5 million. The average rate per day for Medicaid patients also increased during the period by 2.5% resulting in an increase in revenue of $0.8 million.

Expenses
Operating expense increased in the third quarter of 2014 to $73.0 million as compared to $54.2 million in the third quarter of 2013, driven primarily by the $9.1 million increase in operating costs attributable to the nursing center operations acquired in 2013, as well as $8.0 million of operating expense associated with the nursing center operations assumed in 2014. The following table summarizes the expense increases attributable to our portfolio growth (in thousands):

	Three Months Ended September 30,
	2014	2013	Change
Same-store operating expense	$49,372	$47,645	$1,727
2013 acquisition expense	15,647	6,541	9,106
2014 acquisition expense	7,987	—	7,987
Total expense	$73,006	$54,186	$18,820
Operating expense decreased as a percentage of revenue at 80.8% for the third quarter of 2014 as compared to 83.8% for the third quarter of 2013. The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced an increase to $42.9 million in the third quarter of 2014 as compared to $32.0 million in the third quarter of 2013, an increase of $10.9 million, or 34.2%. While wages increased overall, wages as a percentage of revenue decreased in the third quarter of 2014 to 47.5% as compared to 49.5% in the third quarter of 2013, a decrease of 2.0%.
Professional liability expense was $1.7 million in the third quarter of 2014 compared to $0.9 million in the third quarter of 2013, a increase of $0.8 million. We were engaged in 48 professional liability lawsuits as of September 30, 2014, compared to 54 as of December 31, 2013. Our quarterly cash expenditures for professional liability costs of continuing operations were $1.4 million and $0.9 million for 2014 and 2013, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims. See “Liquidity and Capital Resources” for further discussion of the accrual for professional liability.
General and administrative expense was $5.6 million in the third quarter of 2014 as compared to $5.0 million in the third quarter of 2013, an increase of $0.6 million, but decreased as a percentage of revenue from 7.7% in 2013 to 6.2% in 2014. The increase in general and administrative expense is primarily attributable to expansion of regional operating teams in new operating regions as a result of acquisition and growth.
Interest expense was $0.9 million in the third quarter of 2014 and 2013. The balance remained flat as the impact of the higher debt balances as a result of the amended Mortgage Loan was factored into both the prior and current years for the full quarter.
Receivables
Our net receivables balance increased $9.4 million to $42.1 million as of September 30, 2014, from $32.7 million as of December 31, 2013. The increase is primarily attributable to newly acquired facilities and increased census. The increase in receivables also includes $8.3 million in unbilled receivables as of September 30, 2014, compared to $5.1 million at December 31, 2013. These receivables are associated with our newly acquired nursing centers that are currently undergoing the Medicare and Medicaid change in ownership certification process.

Conference Call Information
A conference call has been scheduled for Friday, November 7, 2014 at 7:30 A.M. Central time (8:30 A.M. Eastern time) to discuss third quarter 2014 results.
The conference call information is as follows:

Date:	Friday, November 7, 2014
Time:	7:30 A.M. Central, 8:30 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through November 13, 2014, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 25961473.

FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

As of November 6, 2014, Diversicare provides long-term care services to patients in 52 skilled nursing and senior housing centers containing 6,321 licensed beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2014	December 31, 2013
ASSETS:
Current Assets
Cash and cash equivalents	$3,855	$3,781
Receivables, net	42,067	32,658
Deferred income taxes	7,757	6,579
Other current assets	3,753	4,323
Total current assets of continuing operations	57,432	47,341
Current assets of discontinued operations	390	2,870
Total current assets	57,822	50,211

Property and equipment, net	44,917	54,043
Deferred income taxes	12,130	15,912
Acquired leasehold interest, net	7,940	8,228
Other assets, net	8,422	9,350
TOTAL ASSETS	$131,231	$137,744

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$7,208	$4,549
Trade accounts payable	7,863	7,177
Accrued expenses:
Payroll and employee benefits	14,200	12,255
Current portion of self-insurance reserves	12,159	11,711
Other current liabilities	6,024	5,116
Total current liabilities of continuing operations	47,454	40,808
Current liabilities of discontinued operations	136	1,359
Total current liabilities	47,590	42,167
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	42,851	43,552
Self-insurance reserves, less current portion	15,378	16,375
Other noncurrent liabilities	13,875	15,214
Total noncurrent liabilities of continuing operations	72,104	75,141
Noncurrent liabilities of discontinued operations	—	5,952
Total noncurrent liabilities	72,104	81,093

PREFERRED STOCK	—	4,918

SHAREHOLDERS’ EQUITY	11,537	9,566

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$131,231	$137,744

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,
	2014	2013
PATIENT REVENUES, net	$90,331	$64,631
Operating expense	73,006	54,186
Facility-level operating income	17,325	10,445

EXPENSES:
Lease and rent expense	6,876	4,817
Professional liability	1,743	947
General and administrative	5,582	5,006
Depreciation and amortization	1,812	1,634
Restructuring	—	944
Total expenses less operating	16,013	13,348
OPERATING INCOME (LOSS)	1,312	(2,903)
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	(30)	63
Interest expense, net	(916)	(855)
Debt retirement costs	—	—
	(946)	(792)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	366	(3,695)
BENEFIT (PROVISION) FOR INCOME TAXES	(147)	1,374
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	219	(2,321)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(585)	(2,444)
Gain on disposal	7,522	—
Taxes on gain on disposal	(3,009)	—
DISCONTINUED OPERATIONS	3,928	(2,444)
NET INCOME (LOSS)	4,147	(4,765)
Less: Loss (income) attributable to noncontrolling interest	—	(17)
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	4,147	(4,782)
PREFERRED STOCK DIVIDENDS	(48)	(86)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$4,099	$(4,868)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.03	$(0.41)
Discontinued operations	0.65	(0.42)
	$0.68	$(0.83)
Per common share – diluted
Continuing operations	$0.03	$(0.41)
Discontinued operations	0.63	(0.42)
	$0.66	$(0.83)
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,020	5,892
Diluted	6,248	5,892

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine Months Ended September 30,
	2014	2013
PATIENT REVENUES, net	$250,443	$184,558
Operating expense	200,517	152,014
Facility-level operating income	49,926	32,544

EXPENSES:
Lease and rent expense	19,094	14,398
Professional liability	5,360	4,212
General and administrative	16,077	15,769
Depreciation and amortization	5,252	4,572
Restructuring	—	944
Total expenses less operating	45,783	39,895
OPERATING INCOME (LOSS)	4,143	(7,351)
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	(89)	(152)
Interest expense, net	(2,757)	(2,140)
Debt retirement costs	—	(320)
	(2,846)	(2,612)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,297	(9,963)
BENEFIT (PROVISION) FOR INCOME TAXES	(538)	3,947
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	759	(6,016)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(1,069)	(1,875)
Gain on disposal	7,522	—
Taxes on gain on disposal	(3,009)	—
DISCONTINUED OPERATIONS	3,444	(1,875)
NET INCOME (LOSS)	4,203	(7,891)
Less: Loss (income) attributable to noncontrolling interest	25	(51)
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	4,228	(7,942)
PREFERRED STOCK DIVIDENDS	(220)	(258)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$4,008	$(8,200)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.09	$(1.07)
Discontinued operations	0.57	(0.32)
	$0.66	$(1.39)
Per common share – diluted
Continuing operations	$0.09	$(1.07)
Discontinued operations	0.56	(0.32)
	$0.65	$(1.39)
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.165	$0.165
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,004	5,878
Diluted	6,171	5,878

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	4,147	1,101	$(1,045)	$(571)	$(4,765)
Loss (income) from discontinued operations, net of tax	(3,928)	(128)	612	(352)	2,444
Income tax provision (benefit)	147	754	(365)	52	(1,374)
Interest expense	916	949	892	891	855
Depreciation and amortization	1,812	1,705	1,735	1,792	1,634
EBITDA	3,094	4,381	1,829	1,812	(1,206)

EBITDA adjustments:
Acquisition related costs (a)	124	207	110	104	123
Facility start-up negative EBITDA (b)	—	—	—	—	115
Restructuring costs (c)	—	—	—	502	944
Adjusted EBITDA	$3,218	$4,588	$1,939	$2,418	$(24)

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)
Represents new facility and venture start-up losses incurred by Diversicare Healthcare Services, Inc. related primarily to the start-up of our new nursing center in Clinton, Kentucky, our five newly acquired Kansas facilities, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(c)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$4,099	$1,015	$(1,106)	$(679)	$(4,868)
Adjustments:
Acquisition related costs (a)	124	207	110	104	123
New facility start-up losses (b)	—	—	—	—	115
Restructuring costs (c)	—	—	—	502	944
Tax impact of above adjustments (d)	(43)	(73)	(38)	(211)	(414)
Discontinued operations, net of tax	(3,928)	(128)	612	(352)	2,444
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$252	$1,021	$(422)	$(636)	$(1,656)

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.04	$0.17	$(0.07)	$(0.11)	$(0.28)
Diluted	$0.04	$0.17	$(0.07)	$(0.11)	$(0.28)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,020	6,015	5,975	5,960	5,892
Diluted	6,248	6,181	5,975	5,960	5,892

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)
Represents new facility and venture start-up losses incurred by Diversicare Healthcare Services, Inc. related primarily to the start-up of our new nursing center in Clinton, Kentucky, our five newly acquired Kansas facilities, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(c)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.
(d)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Nine Months Ended September 30,
	2014	2013
NET INCOME (LOSS)	$4,203	$(7,891)
Discontinued operations	3,444	(1,875)
Net income (loss) from continuing operations	759	(6,016)
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	5,252	4,572
Provision for doubtful accounts	4,235	2,785
Deferred income tax provision (benefit)	(467)	(4,214)
Provision for self-insured professional liability, net of cash payments	815	660
Stock based compensation	441	809
Equity in net losses of unconsolidated affiliate	88	(99)
Debt retirement costs	—	320
Other	(468)	(182)
FUNDS PROVIDED BY OPERATIONS	$10,655	$(1,365)

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$1.77	$(0.23)
Diluted	$1.73	$(0.23)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,004	5,878
Diluted	6,171	5,878
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for separation and related costs and negative EBITDA of start-up facilities and business ventures. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for separation and related costs and start-up losses associated with our new facilities and business ventures. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended September 30, 2014
	As of September 30, 2014			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds (4)	Available Nursing Beds (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2014 Q3 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	823	89.0%	89.7%	14.3%	17.7	$442.10	$172.03
Kansas	757	752	597	78.9%	79.4%	11.3%	11.0	419.22	148.40
Kentucky	1,101	1,087	951	86.4%	87.5%	14.3%	21.5	449.71	183.59
Ohio	426	426	298	78.8%	78.8%	11.3%	8.0	475.55	181.43
Tennessee	705	651	489	69.4%	75.1%	15.0%	9.8	408.62	161.14
Texas	1,849	1,726	1,256	67.9%	72.8%	9.2%	22.3	479.96	139.87
Total	5,763	5,559	4,414	77.2%	80.1%	12.3%	$90.3	$446.75	$161.43

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Ohio and one in Indiana. The Tennessee region includes one nursing center in Kentucky. The Kansas Region includes three nursing centers in Missouri.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

###